UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

ALLEGRO MERGER CORP.

(Name of Registrant as Specified In Its Charter)

___________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.

	(3)	Filing Party:

	(4)	Date Filed:

ALLEGRO MERGER CORP.
777 Third Avenue, 37th Floor
New York, New York 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 26, 2020

TO THE STOCKHOLDERS OF ALLEGRO MERGER CORP.:

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders of Allegro Merger Corp. (“Allegro”), a Delaware corporation, will be held at 9:00 a.m. eastern daylight time, on March 26, 2020, at the offices of Graubard Miller, Allegro’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174. You are cordially invited to attend the annual meeting, which will be held for the following purposes:

(1)      to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of November 8, 2019 (the “Merger Agreement”), by and among Allegro, Allegro Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Allegro (“Merger Sub”), TGIF Holdings, LLC, a Delaware limited liability company (“Holdings”), TGIF Midco, Inc., a Delaware corporation and currently a subsidiary of Holdings (“Midco” and together with Holdings and their subsidiaries, “TGI Fridays”), and Rohit Manocha, solely in his capacity as the initial representative of the equityholders of Holdings and Midco, pursuant to which (i) Holdings will distribute all of the shares of Midco held by Holdings to its equityholders (the “Distribution”), (ii) immediately following the Distribution, Merger Sub will merge with and into Midco, with Midco surviving (the “Merger”), and (iii) immediately following the Merger, Midco will merge with and into Allegro with Allegro surviving (the “Second Merger”, and together with the Distribution, the Merger, and the other transactions contemplated by the Merger Agreement, the “Transactions”), and to approve the Transactions, including the issuance of the merger consideration thereunder (collectively, the “business combination”) — Allegro refers to this proposal as the “Merger Proposal”;

(2)     to consider and vote upon separate proposals to approve amendments to the amended and restated certificate of incorporation of Allegro, as amended, effective following the business combination, including to (i) change the name of Allegro from “Allegro Merger Corp.” to “TGI Fridays Holdings, Inc.”; (ii) increase number of authorized shares of Allegro common stock from 40,000,000 shares to 1,200,000,000 shares; (iii) remove the provision for a classified board of directors; (iv) set the initial number of directors to eight (and limit the size of the board of directors to no more than twelve); (v) prohibit any shareholder action by written consent; and (vi) remove provisions that will no longer be applicable to Allegro as a special purpose acquisition company after the business combination — Allegro refers to these proposals collectively as the “Charter Proposals”;

(3)     to elect eight (8) directors who, upon consummation of the business combination, will be the directors of Allegro — Allegro refers to this proposal as the “Director Election Proposal”;

(4)     to consider, vote upon and adopt an omnibus equity incentive plan of Allegro to be effective upon consummation of the business combination — Allegro refers to this proposal as the “Incentive Plan Proposal”; and

(5)      to consider and vote upon a proposal to adjourn the annual meeting to a later date or dates if it is determined by Allegro and TGI Fridays that more time is necessary for Allegro to consummate the business combination — Allegro refers to this proposal as the “Adjournment Proposal”.

A summary of the key highlights of the Transactions is attached to this notice as Annex A.

After careful consideration, Allegro’s board of directors has determined that the Merger Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal are fair to and in the best interests of Allegro and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the Merger Proposal, “FOR” each of the Charter Proposals, “FOR” the election of all of the persons nominated for election as directors, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal, if presented.

Under the Merger Agreement, the approval of the Merger Proposal, Charter Proposals and Director Election Proposal are conditions to the consummation of the business combination. Accordingly, if any one of the Merger Proposal, Charter Proposals or Director Election Proposal is not approved, the Transactions will not occur, and the Incentive Plan Proposal will not be presented to the stockholders for a vote (though the Adjournment Proposal may potentially be presented) unless the parties waive this condition to closing.

Allegro’s board of directors has fixed March 2, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Only holders of record of Allegro common stock at the close of business on March 2, 2020 are entitled to notice of the annual meeting and to vote and have their votes counted at the annual meeting and any adjournments or postponements of the annual meeting.

Allegro will send you a proxy statement containing additional information about the Merger Proposal, Charter Proposals, Director Election Proposal, Incentive Plan Proposal, and the Adjournment Proposal, along with a proxy card and instructions on how to submit a proxy. When available, please review the proxy statement, proxy card, and instructions carefully.

All Allegro stockholders are cordially invited to attend the annual meeting in person. To ensure your representation at the annual meeting, however, you are urged to complete, sign, date and return the proxy card once sent to you as soon as possible. If you are a stockholder of record of Allegro common stock, you may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the annual meeting and vote in person, obtain a proxy from your broker or bank.

A complete list of Allegro stockholders of record entitled to vote at the annual meeting will be available for ten days before the annual meeting at the principal executive offices of Allegro for inspection by stockholders during ordinary business hours for any purpose germane to the annual meeting.

 Your vote is important regardless of the number of shares you own. Whether you plan to attend the annual meeting or not, please sign, date and return the enclosed proxy card once sent to you as soon as possible in the envelope that will be provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

/s/ David D. Sgro
David D. Sgro
Chairman of the Board

March 6, 2020

ALL ALLEGRO PUBLIC STOCKHOLDERS HAVE THE RIGHT TO HAVE THEIR SHARES OF COMMON STOCK CONVERTED INTO CASH IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION. PUBLIC STOCKHOLDERS ARE NOT REQUIRED TO AFFIRMATIVELY VOTE FOR OR AGAINST THE MERGER PROPOSAL IN ORDER TO HAVE THEIR SHARES CONVERTED INTO CASH. THIS MEANS THAT ANY PUBLIC STOCKHOLDER HOLDING SHARES OF ALLEGRO COMMON STOCK MAY EXERCISE CONVERSION RIGHTS REGARDLESS OF WHETHER THEY VOTE ON THE MERGER PROPOSAL OR IF THEY ARE HOLDERS OF RECORD ON THE RECORD DATE. TO EXERCISE CONVERSION RIGHTS, HOLDERS MUST TENDER THEIR STOCK TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, ALLEGRO’S TRANSFER AGENT, NO LATER THAN TWO (2) BUSINESS DAYS PRIOR TO THE ANNUAL MEETING. YOU MAY TENDER YOUR STOCK BY EITHER DELIVERING YOUR STOCK CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING CONTINENTAL STOCK TRANSFER & TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE CONVERTED INTO CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR CONVERSION RIGHTS.

Annex A

SUMMARY OF THE MATERIAL TERMS OF THE TRANSACTIONS

•        The parties to the Merger Agreement are Allegro, Merger Sub, Holdings, Midco and Rohit Manocha (solely as the initial representative of the equityholders of Holdings and Midco).

•        The Merger Agreement provides for, among other things (i) the Distribution, whereby Holdings will distribute all of the shares of Midco held by Holdings to its equityholders, (ii) immediately following the Distribution, the Merger of Merger Sub with and into Midco, with Midco surviving, and (iii) immediately following the Merger, the Second Merger of Midco with and into Allegro with Allegro surviving.

•        The Transactions will result in Allegro acquiring the TGI Fridays business, an American casual dining bar and grill concept.

•        Upon consummation of the Transactions, the equityholders of Midco following the Distribution (which were the equityholders of Holdings prior to the Distribution) will receive an aggregate of $30,000,000 in consideration, in the form of cash and shares of Allegro’s common stock, with the mix of cash and shares determined at the option of the equityholders. Holders of approximately 86% of the outstanding membership interests of Holdings have elected to receive shares of Allegro common stock as consideration in the Merger and holders of approximately 14% of the outstanding membership interests of Holdings have elected to receive cash. Therefore, upon consummation of the Merger, Allegro will issue an aggregate of 2,561,786 shares of Allegro common stock and $3,997,919 in cash to the equityholders of Midco. The equityholders of Midco following the Distribution will also have the right to receive up to 2,000,000 shares of Allegro common stock upon the first to occur of: (i) Allegro’s adjusted EBITDA equals or exceeds $70,000,000 as determined using the audited financials included in Allegro’s Annual Report on Form 10-K for the years ending December 31, 2020, December 31, 2021 or December 31, 2022 or (ii) the reported last sale price of Allegro’s common stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations or other similar actions) for any 20 trading days in a 30 trading day period at any time after the closing of the Transactions and prior to December 31, 2022.

•        The equityholders of Midco receiving shares of Allegro common stock upon the closing of the Transactions will agree not to transfer, subject to certain exceptions, the shares of common stock received as part of the closing consideration until the earlier of (i) December 15, 2020, (ii) Allegro’s completion of a liquidation, merger, stock exchange, or other similar transaction that results in all holders of Allegro’s common stock having the right to exchange their shares of common stock for cash or other property or (iii) the date on which the reported closing sale price of Allegro’s common stock on Nasdaq equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for a period of any 20 trading days during a 30-trading day period commencing at least 150 days after the closing of the Transactions.

•        Upon the closing of the Transactions, Cowen and Company, LLC (“Cowen”), an affiliate of TriArtisan Capital Advisors LLC (“TriArtisan”) will be entitled to a facilitation fee (the “Facilitation Fee”) in the amount of (i) $3,800,000 payable by Allegro in cash, (ii) an aggregate of 796,875 shares of common stock to be transferred from David D. Sgro, Eric Rosenfeld 2017 Trust No. 1, Eric Rosenfeld 2017 Trust No. 2, and Gregory Monahan, and (iii) an aggregate of up to an additional 478,125 shares of common stock to be transferred from David D. Sgro, Eric Rosenfeld 2017 Trust No. 1, Eric Rosenfeld 2017 Trust No. 2, and Gregory Monahan, if Allegro requests assistance from Cowen to raise additional capital to satisfy the Minimum Cash Condition (defined below), with the number of shares of common stock transferrable to be determined by a ratio set forth in the Merger Agreement. For one year after the closing of the Transactions, all shares of common stock transferred to Cowen will continue to be subject to the transfer restrictions applicable to such shares prior to such transfer.

•        The former equityholders of Holdings and the holders of the shares of common stock purchased in private placements prior to Allegro’s initial public offering (such shares referred to herein as the “founder shares” and such holders being referred to herein as the “initial stockholders”) will enter into an agreement (“Registration Rights Agreement”) with Allegro pursuant to which such holders will be granted certain rights to have registered, in certain circumstances, the resale under the Securities Act of 1933, as amended of the common stock of Allegro held by them, subject to certain conditions set forth therein. The Registration Rights Agreement will replace a prior registration rights agreement entered into between Allegro and the initial stockholders in connection with Allegro’s initial public offering.

•        In addition to voting on the Transactions, the stockholders of Allegro will vote on the following separate proposals to approve amendments to the amended and restated certificate of incorporation of Allegro, as amended, effective following the business combination, including to: (i) change the name of Allegro from “Allegro Merger Corp.” to “TGI Fridays Holdings, Inc.”; (ii) increase the number of authorized shares of Allegro common stock from 40,000,000 shares to 1,200,000,000 shares; (iii) remove the provision for a classified board of directors; (iv) set the initial number of directors to eight (and limit the size of the board of directors to no more than twelve); (v) prohibit any shareholder action by written consent; and (vi) remove provisions that will no longer be applicable to Allegro as a special purpose acquisition company after the business combination. The stockholders of Allegro will also vote on proposals to elect eight (8) directors who, upon consummation of the business combination, will be the directors of Allegro, to approve an omnibus equity incentive plan of Allegro effective upon consummation of the business combination and to approve, if necessary, an adjournment of the annual meeting.

•        The Merger Agreement provides that the Merger Agreement may be terminated at any time, but not later than the closing, as follows: (i) by mutual written consent of Allegro and TGI Fridays, (ii) by either Allegro or TGI Fridays if the Transactions are not consummated on or before March 31, 2020, subject to certain limitations, (iii) by either Allegro or TGI Fridays if a governmental entity shall have issued a final and non-appealable order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, (iv) by either Allegro or TGI Fridays upon the material breach of the other party, or (v) by TGI Fridays if Allegro does not have at least $30,000,000 in cash on hand as of the closing and assuming distribution of the trust account, and after deducting (1) all amounts to be paid to holders of shares of common stock sold in Allegro’s initial public offering (“public shares”) that elect to have their public shares converted to cash in connection with the Transactions, (2) all amounts due in respect of loans permitted to be repaid under the Merger Agreement, (3) TGI Fridays’ financial advisory, legal, accounting and other transaction expenses (up to $1,500,000), (4) Allegro’s financial advisory, legal, accounting and other transaction expenses, (5) the Facilitation Fee payable to Cowen, an affiliate of TriArtisan, pursuant to the Merger Agreement and (6) the amount of the cash consideration payable to Midco equityholders at closing pursuant to elections made by such holders under the Merger Agreement (collectively, the “Minimum Cash Condition”). Additionally, the Transactions will not be consummated if Allegro’s stockholders do not approve the Transactions or if Allegro would have less than $5,000,001 of net tangible assets immediately prior to or upon consummation of the Transactions after taking into account holders of public shares that have properly demanded conversion of their public shares into cash.

•        After the Transactions, if Allegro’s nominees are elected, the directors of Allegro will be Rohit Manocha, Raymond Blanchette, Sidney Feltenstein, Alexander Matina, Weldon Spangler and Anil Yadav, who were each nominated by Holdings, and Eric Rosenfeld and David Sgro, Allegro’s Chief Executive Officer and Chief Operating Officer, respectively, who were both nominated by Allegro.

•        After the Transactions, the executive officers of Allegro will be the current executive officers of TGI Fridays: Raymond Blanchette, Chief Executive Officer, Giovanna Koning, Executive Vice President and Chief Financial Officer, John Neitzel, President and Chief Operating Officer, Global Franchise, James Mazany, Chief Operating Officer, Corporate, and William Alexander, Senior Vice President and Chief Development Officer.

4